UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

151 So. Wymore Rd. Alomonte Springs, Suite 3000, Florida 32714

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2006, VoIP, Inc. (“the Company”), entered into a second amendment to its employment agreement (the “Amended Agreement”) with Shawn Lewis the Company’s Chief Operating and Chief Technology Officer whereby the term of Mr. Lewis’ agreement was extended for a period of three (3) years from the effective date of the Amended Agreement. The Amended Agreement also provides for: (i) an increase in annual base compensation from $200,000 to $250,000, and (ii) the award of 10,000,000 stock options to be issued upon sufficient underlying shares of common stock being authorized and available. The options will be exercisable to purchase 10,000,000 shares of the Company’s common stock at $0.01 a share for a period of five (5) years. The options contain a cashless exercise provision and certain anti-dilution protections. Mr. Lewis was also granted cost free piggyback registration rights with respect to the common stock underlying the options.

The Company contemplates that the issuances of the common shares shall be exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: September 22, 2006	By:	/S/ Shawn Lewis
Shawn Lewis
Chief Operating Officer